LITHIUM TECHNOLOGY CORPORATION

10379B Democracy Lane
Fairfax, VA 22030

April 1, 2011

Mr. Fred Mulder
FMSUD Consultancy BV
Goilberdingerdijk 26
4105 LB Culemborg
Netherlands

Re: Modification of Business Consultant Agreement

Dear Mr. Mulder:

This letter agreement is intended to set forth the terms and conditions by which you and Lithium Technology Corporation (the "Company") agree to modify the term of a certain Business Consultant Agreement dated as of September 25, 2009 and the extension of the agreement as of March 18 2011 between FMSUD Consultancy BV and the Company (the "Agreement") and additionally upon the terms of compensation that you shall receive as a Director of the Company.

You and the Company hereby agree to the following amendments to the Agreement:

1. Section 5 is amended to provide additional monthly compensation of € 7,500 for additional consulting services as of Jan 1, 2011.

If you agree with the foregoing, please sign and return two copies of this letter, which will constitute our agreement with respect to the subject matter of this letter.

Very truly yours,

LITHIUM TECHNOLOGY CORPORATION

By: ______________________

Theo M.M. Kremers

CONFIRMED AND AGREED
as of the date written above:

By: ______________________